EXHIBIT 23.1

April 15, 2021

29th Floor, Building B, Zhongmin Times Square,

Sungang East Road

Luohu District, Shenzhen

P.R. China 518000

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 1. Business—Our Corporate Structure” and “Item 1A. Risk Factors—Risks Related to our Commercial Relationship with VIEs” in Porter Holding International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), which is filed with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Form 10-K.

In giving such consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Guang Dong LianRui Law Firm

Guang Dong LianRui Law Firm